Execution Version
TriState Capital Holdings, Inc.
(a Pennsylvania corporation)
2,200,000 Shares of Common Stock, No Par Value
Underwriting Agreement
May 22, 2018
Keefe, Bruyette & Woods, Inc.
As Representative of the
several Underwriters listed
in Schedule 1 hereto

c/o     Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue
NY, NY 10019

Ladies and Gentlemen:
Certain stockholders named in Schedule 2 hereto (the “Selling Shareholders”) of TriState Capital Holdings, Inc., a Pennsylvania corporation (the “Company”), propose to sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of 2,200,000 shares of common stock, no par value, of the Company (the “Shares”). The shares of common stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock.” To the extent there are no additional underwriters listed on Schedule 1, all references to the “Representative” and the “Underwriters” as used herein shall refer only to Keefe, Bruyette & Woods, Inc. and the term “Underwriters” shall mean either the singular or the plural as the context requires.
The Company and the Selling Shareholders hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:
1.Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a shelf registration statement on Form S-3 (File No. 333-222074), including the base prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective and including any post-effective amendment thereto, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), and including the exhibits and schedules thereto, if any, is referred to herein as the “Registration Statement”; provided, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. As used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information; and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein; and any references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be, prior to the Applicable Time (as defined below). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated May 22, 2018 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.
“Applicable Time” means 5:30 p.m., New York City time, on May 22, 2018.

2.    Purchase of the Shares. (a) Each of the Selling Shareholders agrees, severally and not jointly, to sell the Shares to the several Underwriters as provided in this Agreement and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly to purchase from each of the Selling Shareholders at a purchase price per share of $25.71 (the “Purchase Price”) the number of Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by each of the Selling Shareholders as set forth opposite their respective names in Schedule 2 hereto by a fraction, the numerator of which is the aggregate number of Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule 1 hereto and the denominator of which is the aggregate number of Shares to be purchased by all the Underwriters from all of the Selling Shareholders hereunder.
(a)    The Selling Shareholders understand that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package. The Selling Shareholders acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.
(b)    Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Selling Shareholders to the Representative at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 at 9:30 a.m., New York City time, on May 25, 2018, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Selling Shareholders may agree upon in writing. The time and date of such payment for the Shares is referred to herein as the “Closing Date.”
Payment for the Shares to be purchased on the Closing Date shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Shares in book-entry form registered in such names and in such denominations as the Representative shall request in writing not later than two full business days prior to the Closing Date with any transfer taxes payable in connection with the sale of such Shares duly paid by the Selling Shareholders. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct. The certificates for the Shares will be made available for inspection and packaging by the Representative at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.
(c)    Each of the Company and the Selling Shareholders acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Selling Shareholders with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Shareholders or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company, the Selling Shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Shareholders shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Selling Shareholders with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Shareholders.
3.    Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and the Selling Shareholders that:
(a)    Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.
(b)    Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof
(c)    Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto and any other written communications approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or any Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.
(d)    Emerging Growth Company. From the time of the initial filing of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.
(e)    Testing-the-Waters Materials. The Company has not engaged in any Testing-the-Waters Communications and has not authorized anyone to engage in Testing-the-Waters Communications.
(f)    Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.
(g)    Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(h)    Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (A) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act regulations) of the Shares and (A) at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.
(i)    Independent Accountants. KPMG LLP, the accounting firm that certified the financial statements and supporting schedules of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is (A) an independent public accountant as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (the “PCAOB”) and (A) a registered public accounting firm as defined by the PCAOB whose registration has not been superseded or revoked and who has not requested such registration to be withdrawn.
(j)    Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, comply in all material respects with the requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries (as defined below) at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, any preliminary prospectus or the Prospectus under the Securities Act or the Exchange Act. To the extent applicable, all disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is updated as necessary to comply in all material respects with the requirements of the Securities Act and the Commission’s rules and guidelines applicable thereto and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply.
(k)    No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than regular dividends declared and paid on the Company’s Series A Non-Cumulative Perpetual Preferred Stock.
(l)    Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect (A) in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business or (A) in the ability of the Company to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Shares (each of (A) and (B), a “Material Adverse Effect”).
(m)    Good Standing of Subsidiaries. TriState Capital Bank (the “Bank”) is a bank chartered under the laws of the Commonwealth of Pennsylvania to transact business as a state-chartered bank and the charter of the Bank is in full force and effect. The Bank and Chartwell Investment Partners, LLC are the only “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X). Each subsidiary of the Company (a “Subsidiary”) has been duly organized and is validly existing as a corporation or other organization in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary arising by operation of law, or under the articles of incorporation, bylaws or other organizational documents of the Company or any Subsidiary or under any agreement to which the Company or any Subsidiary is a party. The only Subsidiaries of the Company are the Subsidiaries listed on Schedule 3 hereto.
(n)    Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus). The shares of issued and outstanding capital stock of the Company (including the Shares to be sold by the Selling Shareholders) have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company arising by operation of law, or under the articles of incorporation, bylaws or other organizational documents of the Company or any Subsidiary or under any agreement to which the Company or any Subsidiary is a party; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(o)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(p)    Absence of Defaults and Conflicts. (i) The Company is not in violation of its Charter or By-laws and none of the Subsidiaries is in violation of its charter or bylaws or similar organizational documents; (i) neither the Company nor any of its Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”); or (i) the Company nor its Subsidiaries are in violation of any law or statue or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (ii) and (iii) above, for any violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated herein and in the Registration Statement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result, singly or in the aggregate, in a Material Adverse Effect); nor will such action result in any violation of the provisions of the Charter or By-laws of the Company or the charter or by-laws or similar organizational documents of any Subsidiary; nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental agency or body or court, domestic or foreign (each a “Governmental Entity”), having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations (except for such violations that would not result, individually or in the aggregate, in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.
(q)    Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, or the Pricing Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.
(r)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations under this Agreement, in connection with the offering, issuance or sale of the Shares or the consummation of the transactions contemplated in this Agreement, except such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Shares may be offered, or such as have been already obtained or as may be required under the Securities Act, the rules of The Nasdaq Global Select Market, the securities laws of any state or non-U.S. jurisdiction or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).
(s)    Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would result in a Material Adverse Effect, or which would result in materially and adversely affecting the properties or assets thereof; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.
(t)    Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (A) would not, individually or in the aggregate, have a Material Adverse Effect, and all of the leases and subleases under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the Pricing Disclosure Package and the Prospectus are in full force and effect, except as would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except as would not, individually or in the aggregate, have a Material Adverse Effect.
(u)    Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except as would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, except for any infringement or conflict or invalidity or inadequacy, individually or in the aggregate, would not result in a Material Adverse Effect.
(v)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers or other affiliates of the Company or any of its Subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and/or the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.
(w)    Investment Company Act. The Company is not an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (“Investment Company Act”).

(x)    Payment of Taxes. The Company and each of its Subsidiaries has (A) timely filed all material foreign, United States federal, state and local tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all tax returns are true, correct and complete in all material respects, (A) paid in full all taxes required to be paid by it and any other assessment, fine or penalty levied against it, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not have, singly or in the aggregate, a Material Adverse Effect, and (A) established on the most recent balance sheet reserves that are adequate for the payment of all taxes not yet due and payable, except as would not have a Material Adverse Effect.
(y)    Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, would result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.
(z)    Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result, individually or in the aggregate, in a Material Adverse Effect.
(aa)    Environmental Laws. Except as described in the Registration Statement and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (A) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (A) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (A) there are no events or circumstances that would result in forming the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.
(bb)    Disclosure Controls. The Company and its subsidiaries employ disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (A) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company and its Subsidiaries to allow timely decisions regarding disclosure, (A) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter, and (A) were then effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s and each Subsidiary’s disclosure controls and procedures described above, the Company is not aware of (1) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s or its Subsidiaries’ ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (1) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or its Subsidiaries’ internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no changes in internal controls or in other factors that could significantly affect internal controls.
(cc)    Accounting Controls. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (A) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (A) access to assets is permitted only in accordance with management’s general or specific authorization; and (A) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (1) no change in the Company’s internal control over financial reporting that has materially affected, or would result in materially affecting, the Company’s internal control over financial reporting.

(dd)    eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents in all material respects the consolidated financial condition, results of operations and changes in financial condition of the Company and its Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply.
(ee)    Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is sponsored, maintained or contributed to (or required to be contributed to) by the Company or any of its Subsidiaries (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no employee benefit plan that subject to Title IV of ERISA or that is a “multiemployer plan” as defined under Section 3(37) of ERISA that is sponsored, maintained or contributed to (or required to be contributed to) by the Company, any of its Subsidiaries or any member of its Controlled Group (as defined below) (each, a “Title IV Plan”) has failed, or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Title IV Plan (whether or not such standards are waived); (iii) no Title IV Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (iv) the fair market value of the assets of each Title IV Plan exceeds the present value of all benefits accrued under such Title IV Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vi) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (vii) neither the Company nor any member of the Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to a Title IV Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Title IV Plan.
(ff)    Insurance. The Company and its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes are adequate for the conduct of the business of the Company and its Subsidiaries and the value of their properties and as are customary in the business in which the Company and its Subsidiaries are engaged; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(gg)    No Unlawful Payments. Neither the Company, any of its Subsidiaries or, to the best knowledge of the Company, any director, officer, employee, or agent of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(hh)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(ii)    No Conflicts with Sanctions Laws. Neither the Company, nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is, or is owned or controlled by one or more persons that are, currently the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”).
(jj)    Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement other than any rights that have been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus and have been waived.
(kk)    No Broker’s Fees. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.
(ll)    No Stabilization. Neither the Company nor any of its Subsidiaries, nor any affiliates of the Company or its Subsidiaries, has taken, directly or indirectly, any action designed to cause or result in any unlawful stabilization or manipulation of the price of the Shares. Except as disclosed in each of the Pricing Disclosure Package and the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any order of the Federal Reserve, under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.
(mm)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(nn)    Statistical and Market Related Data. The statistical and market related data contained in the Registration Statement and the Pricing Disclosure Package are based on or derived from sources which the Company believes are reliable and accurate.
(oo)    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(pp)    Regulatory Compliance. Each of the Company and the Bank is in compliance in all material respects with all applicable statutes and laws administered by and regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Federal Deposit Insurance Corporation (the “FDIC”), and the Pennsylvania Department of Banking and Securities, as applicable (collectively, the “Bank Regulatory Authorities”), to the extent such laws or regulations apply to the Company or the Bank, as applicable, other than where such failures to comply would not have a Material Adverse Effect. Each of Chartwell Investment Partners, LLC and Chartwell TSC Securities Corp. is in compliance in all material respects with all applicable laws administered by and regulations of the Commission and FINRA, to the extent such laws or regulations apply to Chartwell Investment Partners, LLC or Chartwell TSC Securities Corp., as applicable, other than where such failure to comply would not have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Pricing Disclosure Package or Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor the Bank is a party to any written agreement or memorandum of understanding with, or a party to, any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of an extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any

Bank Regulatory Authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.
(qq)    Bank Holding Company Status. The Company has been duly registered as a bank holding company and has elected to be treated as a financial holding company under the applicable provisions of the Bank Holding Company Act of 1956, as amended. As of December 31, 2017, the Company met or exceeded the standards necessary to considered “well capitalized” as defined under applicable Federal Reserve regulations.
(rr)    Bank Status.  As of December 31, 2017, the Bank met or exceeded the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action.
4.    Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders severally and not jointly represents and warrants to each Underwriter and the Company that:
(a)    Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained (except for the registration under the Securities Act of the Shares and such consents, approvals, authorizations and orders as may be required under state securities or Blue Sky laws or the rules and regulations of FINRA); and such Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder; this Agreement has each been duly authorized, executed and delivered by such Selling Shareholder.
(b)    No Conflicts. The execution, delivery and performance by such Selling Shareholder of this Agreement, the sale of the Shares to be sold by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of such Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property, right or asset of such Selling Shareholder is subject, (i) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Shareholder or (i) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency, except in the case of clauses (i) and (iii), for such violations that individually or in the aggregate would not have a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated hereby; and no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory agency is required for the performance by such Selling Shareholder of its obligations under this Agreement and the consummation by such Selling Shareholder of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Shareholder hereunder, except the registration under the Securities Act of the Shares, any approval by FINRA of the underwriting terms and arrangements that may be required, and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter
(c)    Title to Shares. Such Selling Shareholder has good and valid title to the Shares to be sold at the Closing Date, by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; such Selling Shareholder will have, immediately prior to the Closing Date, good and valid title to the Shares to be sold at the Closing Date, by such Selling Shareholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.
(d)    No Stabilization. Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.
(e)    Pricing Disclosure Package. The Pricing Disclosure Package, at the Applicable Time did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the representations and warranties set forth in this subsection 4(e) apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Pricing Disclosure Package or any amendment or supplement thereto, it being understood and agreed that such information consists only of the name of such Selling Shareholder, the number of Shares to be sold by such Selling Shareholder and the address and other information with respect to such Selling Shareholder (excluding percentages) which appear in the Pricing Disclosure Package in the table (and corresponding footnotes) under the caption “Selling Shareholders.”
(f)    Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, such Selling Shareholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A.

(g)    Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the representations and warranties set forth in this subsection 4(g) apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement and Prospectus or any amendment or supplement thereto, it being understood and agreed that such information consists only of the name of such Selling Shareholder, the number of Shares to be sold by such Selling Shareholder and the address and other information with respect to such Selling Shareholder (excluding percentages) which appear in the Registration Statement and Prospectus in the table (and corresponding footnotes) under the caption “Selling Shareholder.”
(h)    Material Information. As of the date hereof and as of the Closing Date, that the sale of the Shares by such Selling Shareholder is not and will not be prompted by any material information concerning the Company which is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus.
(i)    No Unlawful Payments. Neither such Selling Shareholder nor any of its subsidiaries, nor any director, officer or employee of such Selling Shareholder or any of its subsidiaries nor, to the knowledge of such Selling Shareholder, any agent, affiliate or other person associated with or acting on behalf of such Selling Shareholder or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (i) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (i) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (i) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. Such Selling Shareholder and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(j)    Compliance with Anti-Money Laundering Laws. The operations of such Selling Shareholder and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of such Selling Shareholder, threatened.
(k)    No Conflicts with Sanctions Laws. Neither such Selling Shareholder nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of such Selling Shareholder, any agent, affiliate or other person associated with or acting on behalf of such Selling Shareholder or any of its subsidiaries is currently the subject or the target Sanctions, nor is such Selling Shareholder, any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation a Sanctioned Country; and such Selling Shareholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (i) to fund or facilitate any activities of or business in any Sanctioned Country or (i) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, such Selling Shareholder and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(l)    Organization and Good Standing. Such Selling Shareholder has been duly organized and is validly existing and in good standing under the laws of its respective jurisdictions of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.
(m)    ERISA. Solely for purposes of assisting each Underwriter in relying on the exception from fiduciary status under U.S. Department of Labor Regulations set forth in Section 29 CFR 2510.3-21(c)(1), each Selling Shareholder represents and warrants that either:
(i)    it is not (1) an employee benefit plan subject to Title I of ERISA), (2) a plan or account subject to Section 4975 of the Code or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise; or

(ii)    if it is a plan, account or entity described in (1), (2) or (3) of clause (i), a fiduciary acting on its behalf is causing such Selling Shareholder to enter into this Agreement and the transactions contemplated hereby and such fiduciary: (a) is an entity specified in Section 29 CFR 2510.3-21(c)(1)(i)(A)-(E); (b) is independent (for purposes of Section 29 CFR 2510.3-21(c)(1)) of the Underwriter; (c) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, including such Selling Shareholder’s transactions with the Underwriter hereunder; (d) has been advised that, with respect to the Underwriter, neither the Underwriter nor any of its affiliates has undertaken or will undertake to provide impartial investment advice, or has given or will give advice in a fiduciary capacity, in connection with such Selling Shareholder’s transactions with the Underwriter contemplated hereby; (e) is a “fiduciary” under Section 3(21)(a) of ERISA or Section 4975(e)(3) of the Code, or both, as applicable, with respect to, and is responsible for exercising independent judgment in evaluating, such Selling Shareholder’s transactions with the Underwriter contemplated hereby; and (f) understands and acknowledges the existence and nature of the underwriting discounts, commissions and fees, and any other related fees, compensation arrangements or financial interests, described in the Pricing Disclosure Package and the Prospectus, and understands, acknowledges and agrees that no such fee or other compensation is a fee or other compensation for the provision of investment advice, and that the Underwriters nor any of its affiliates, nor any of their respective directors, officers, members, partners, employees, principals or agents has received or will receive a fee or other compensation from such Selling Shareholder or such fiduciary for the provision of investment advice (rather than other services) in connection with such Selling Shareholder’s transactions with the Underwriter contemplated hereby.
5.    Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:
(a)    Required Filings. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will file all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares (the “Prospectus Delivery Period”); and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.
(b)    Amendments or Supplements, Issuer Free Writing Prospectuses. Before using, referring to or filing any Issuer Free Writing Prospectus, and before using or filing any amendment or supplement to the Registration Statement, Pricing Disclosure Package or the Prospectus, the Company will give the Representative written notice of its intention to file or use any Issuer Free Writing Prospectus or amendment or supplement to the Registration Statement, Pricing Disclosure Package or Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, from the Applicable Time to the end of the Prospectus Delivery Period, and will furnish the Representative with copies thereof a reasonable amount of time prior to such proposed filing or use, and the case may be, and will not file or use any such Issuer Free Writing Prospectus, amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably objects.
(c)    Notice to the Representative. During the Prospectus Delivery Period, the Company will advise the Representative promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
(d)    Ongoing Compliance. If during the Prospectus Delivery Period, any event or development shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Pricing Disclosure Package or the Prospectus (i) in order that the Pricing Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) in order to comply with the requirements of the Securities Act or the Exchange Act, the Company will promptly notify the Representative thereof and forthwith prepare and, subject to Section 5(c) above, file with the Commission and furnish to the Representative such amendments or supplements to the Pricing Disclosure Package or the Prospectus, as the case may be (or any document to be filed with the Commission and incorporated by reference therein), as may be necessary to correct such statement omission or to make the Pricing Disclosure Package or the Prospectus, as the case may be, comply with such requirements.
(e)    Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The signed copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(f)    Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required by the Securities Act to be delivered in connection with sales of the Shares, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T
(g)    Blue Sky Qualification. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and non-U.S. jurisdictions as the Representative may designate and to maintain such qualifications in effect so long as required for distribution of the Shares; provided, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(h)    Earning Statement. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earning statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act .
(i)    Restriction on Sale of Securities. During a period of 45 days from the date of this Agreement, the Company will not, without the prior written consent of the Representative, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of, the Shares or any securities that are substantially similar to the Shares, whether owned as of the date hereof or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing or (i) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Shares or such other securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Shares or such other securities, in cash or otherwise. Notwithstanding the foregoing, the Company may issue shares or options to purchase shares, or issue shares upon exercise of options or warrants, pursuant to any stock option, stock bonus or other stock plan, arrangement or agreement described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Furthermore, the foregoing sentence shall not apply to the Shares to be sold hereunder.
(j)    No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.
(k)    Listing. The Company will use its best efforts to effect the listing of the Shares on The Nasdaq Global Select Market.
(l)    Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
(m)    Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an Issuer Free Writing Prospectus and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus during the Prospectus Delivery Period there occurred or occurs an event or condition as a result of which such Issuer Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative in writing and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to correct such untrue statement or omission.
(n)    DTC. The Company will cooperate with the Underwriters and use its best efforts to permit the Shares to be eligible for clearance, settlement and trading in book-entry-only form through the facilities of The Depository Trust Company (“DTC”).
6.    Further Agreements of the Selling Shareholder. Each of the Selling Shareholders covenants and agrees with each Underwriter that:
(a)    Clear Market. Each Selling Shareholder shall have executed the Lock-up Agreement in the form attached as Annex E-2 hereto.
(b)    No Stabilization. Such Selling Shareholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.
(c)    Tax Form. It will deliver to the Representative prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.
(d)    Use of Proceeds. It will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of target of Sanctions, (i) to fund or facilitate any activities of or business in any Sanctioned Country or (i) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.
7.    Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:
(a)    It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(f) above, or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).
(b)    It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.
(c)    It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
8.    Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Shares on the Closing Date as provided herein is subject to the performance by the Company and each of the Selling Shareholder of their respective covenants and other obligations hereunder and to the following additional conditions:
(a)    Effectiveness of Registration Statement, etc. The Registration Statement was filed by the Company with the Commission not earlier than three years prior to the date hereof and was declared effective by the Commission. Each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus have been filed as required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, as applicable, within the time period prescribed by, and in compliance with, the Securities Act regulations. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.
(b)    Representations and Warranties. The respective representations and warranties of the Company and the Selling Shareholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date, and the statements of the Company and its officers and of each of the Selling Shareholders and their officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
(c)    No Downgrade. Since the execution of this Agreement there shall not have been any decrease in or withdrawal of the rating of any debt securities or preferred securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
(d)    No Material Adverse Effect. Since the execution of this Agreement, there shall not have occurred any Material Adverse Effect in the judgment of the Representative, since the date hereof or the respective dates of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus.
(e)    Officers’ Certificate. The Representative shall have received on and as of the Closing Date (x) a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company to the effect that (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (i) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date, (i) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied, and (i) the conditions specified in Section 8(a) hereof have been satisfied and (y) a certificate of each of the Selling Shareholders, in form and substance reasonably satisfactory to the Representative, confirming that the representations and warranties of such Selling Shareholders in this agreement are true and correct and that the such Selling Shareholders have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.
(f)    Accountant’s Comfort Letters. On the date of this Agreement and on the Closing Date, the Representative shall have received from KPMG LLP a letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.
(g)    Opinion and 10b-5 Statement of Counsel for the Company. The Representative shall have received the written opinion of (i) Karla Villatoro de Friedman and (i) Covington & Burling LLP, counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, to the effect each set forth in Annex B and Annex C hereto.
(h)    Opinion of Counsel for the Selling Shareholders. The Representative shall have received the favorable opinion of Kirkland & Ellis LLP, counsel for the Selling Shareholders, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D hereto.
(i)    Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date, an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)    Certificate of the Chief Financial Officer. On the date of this Agreement and on the Closing Date, the Representative shall have received a certificate executed by the Chief Financial Officer, in form and substance reasonably satisfactory to the Representative.
(k)    FinCEN Certificate. On or before the date of this Agreement, the Representatives shall have received a certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network (“FinCEN”) from the Company and each Selling Shareholder in form and substance reasonably satisfactory to the Representative.
(l)    No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the sale of the Shares.
(m)    Exchange Listing. The Shares to be delivered on the Closing Date shall have been approved for listing on The Nasdaq Stock Market, subject to official notice of issuance.
(n)    Lock-up Agreements. At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Annex E-1 hereto signed by James F. Getz and the form of Annex E-2 hereto signed by the Selling Shareholders.
(o)    Additional Documents. On or prior to the Closing Date, the Company and the Selling Shareholders shall have furnished to the Representative such further certificates and documents as the Representative may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.
(p)    Clearance, Settlement and Trading. Prior to the Closing Date, the Shares shall be eligible for clearance, settlement and trading in book-entry-only form through the facilities of DTC.
9.    Indemnification and Contribution.
(a)    Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.
(b)    Indemnification of the Underwriters by the Selling Shareholders. Each of the Selling Shareholders severally and not jointly in proportion to the number of Shares to be sold by such Selling Shareholder hereunder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, provided that each Selling Shareholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Pricing Disclosure Package, it being understood and agreed that the only such information consists of only of the name of such Selling Shareholder, the number of Shares to be sold by such Selling Shareholder and the address and other information with respect to such Selling Shareholder (excluding percentages) which appear in the Registration Statement, the Prospectus and the Pricing Disclosure Package in the table (and corresponding footnotes) under the caption “Selling Shareholders.”
(c)    Indemnification of the Company and the Selling Shareholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of the Selling Shareholders to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in the eleventh, twelfth and thirteenth paragraphs under the caption “Underwriting.”
(d)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section9 except to the extent that it has been materially prejudiced ( through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by Keefe, Bruyette & Woods, Inc. and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Shareholders shall be designated in writing by the Selling Shareholders. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, such

Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such Indemnifying Person shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
(e)    Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Shareholders from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(f)    Limitation on Liability. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) were determined by pro rata allocation (even if the Selling Shareholders or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.
(g)    Non-Exclusive Remedies. The remedies provided for in this Section 9 paragraphs (a) through (e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
(h)    Other Agreements. The provisions of this Section 9 shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification or contribution.
10.    Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the Nasdaq Stock Market; (i) trading of any securities of the Company shall have been suspended by the Commission or The Nasdaq Global Select Market; (i) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (i) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
11.    [Reserved]
12.    Payment of Expenses.
(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (i) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (i) the fees and expenses of the Company’s counsel and independent accountants; (i) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (i) the cost of preparing stock certificates; (i) the costs and charges of any transfer agent and any registrar; (i) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including the fees and expenses of counsel for Underwriters); and (i) all expenses and application fees related to the listing of the Shares on the Nasdaq Global Select Market.
(b)    This Agreement shall not affect any agreement among the Company and Selling Shareholders with respect to reimbursement of expenses.
(c)    If (i) this Agreement is terminated pursuant to Section 10, (ii) the Selling Shareholders for any reason fail to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, then the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
13.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
14.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Shareholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Shareholders or the Underwriters.
15.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (a) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (a) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
16.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
17.    Miscellaneous.
(a)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, NY, NY 10019 (fax: 212-582-1592); Attention: Equity Capital Markets. Notices to the Company shall be given to it at One Oxford Centre, 301 Grant Street, Suite 2700, Pittsburgh, Pennsylvania 15219, attention: James F. Getz, Chairman, President and Chief Executive Officer, with a copy to Covington & Burling LLP, One CityCenter, 850 Tenth Street, NW, Washington, D.C. 20001, attention: Michael P. Reed. Notices to the Selling Shareholders shall be delivered as follows:

Lovell Minnick Partners, LLC
150 N. Radnor Chester Road
Suite A200, Radnor PA 19087
Attention:	James E. Minnick, Co-Chairman
Email:	jminnick@lmpartners.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
Attention:	Carol Anne Huff
Facsimile:	(312) 862-2200
E-mail:	carolanne.huff@kirkland.com

(b)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its choice of law provisions.
(c)    Submission to Jurisdiction. Each of the Company and the Selling Shareholders hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Selling Shareholders waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and the Selling Shareholders agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Selling Shareholder, as applicable, and may be enforced in any court to the jurisdiction of which Company and each Selling Shareholder, as applicable, is subject by a suit upon such judgment.
(d)    WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
(e)    Counterparts. This Agreement may be signed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same Agreement.
(f)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
(g)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,
TriState Capital Holdings, Inc.

By: /s/ James F. Getz	Name: James F. Getz
Title: President and Chief Executive
Officer

LM III TRISTATE HOLDINGS LLC
By:	Lovell Minnick Equity Partners III LP
Its:	Managing Member
By: Lovell Minnick Equity Advisors III LP
Its: General Partner
By: Fund III UGP LLC
Its: General Partner
By: Lovell Minnick Partners LLC
Its: Managing Member

By:	/s/ James E. Minnick
Name:	James E. Minnick
Title:	Co-Chairman

LM III-A TRISTATE HOLDINGS LLC
By:	Lovell Minnick Equity Partners III-A LP
Its:	Managing Member
By: Lovell Minnick Equity Advisors III LP
Its: General Partner
By: Fund III UGP LLC
Its: General Partner
By: Lovell Minnick Partners LLC
Its: Managing Member

By:	/s/ James E. Minnick
Name:	James E. Minnick
Title:	Co-Chairman

Accepted: As of the date first written above

Keefe, Bruyette & Woods, Inc.

By: /s/ Lisa J. Schultz	Authorized Signatory
Lisa J. Schultz
Managing Director

Schedule 1

Underwriter	Number of Shares
Keefe, Bruyette & Woods, Inc.	2,200,000

Total 2,200,000

Sch. 1

Schedule 2

Underwriter	Number of Shares
LM III TriState Holdings LLC	1,521,535
LM III-A TriState Holdings LLC	678,465

Total 2,200,000

Sch. 2

Schedule 3
Subsidiaries of the Company

1.	TriState Capital Bank

2.	Chartwell Investment Partners, LLC

3.	Chartwell TSC Securities Corp.

4.	Meadowood Asset Management, LLC

Sch. 3

Annex A

a. Pricing Disclosure Package
Pricing Information Provided Orally by the Underwriters
Price per Share: price per share paid by each applicable investor

Number of Shares: 2,200,000 Shares

Annex A-1

Annex B
Form of Opinion and 10b-5 Statement of Karla Villatoro de Friedman

May [●], 2018

[●]
as Representative of the several Underwriters

c/o [●]
[●]

Ladies and Gentlemen:
I have acted as counsel to TriState Capital Holdings, Inc., a Pennsylvania corporation (the “Company”), in connection with the sale by LM III TriState Holdings LLC and LM III-A TriState Holdings LLC (the “Selling Shareholders”) on the date hereof of [●] shares (the “Shares”) of common stock, no par value, of the Company (the “Common Stock”) pursuant to the Underwriting Agreement, dated May [●], 2018 (the “Underwriting Agreement”), by and among the Company, the Selling Shareholders and [●], individually and acting as representative of each of the other underwriters named in Schedule A thereto (collectively, the “Underwriters”). This letter is delivered to you pursuant to Section 8(g)(i) of the Underwriting Agreement.
Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Underwriting Agreement.
I have reviewed:
(i)    the Underwriting Agreement;
(ii)    the Company’s Registration Statement on Form S-3 (File No. 333-222074) with respect to the Shares (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on December 15, 2017 (the “Registration Statement”), registering, inter alia, the Shares for sale under the Securities Act of 1933, as amended (the “Securities Act”);
(iii)    the preliminary prospectus, consisting of the prospectus, dated December 21, 2017 (the “Base Prospectus”), as supplemented by a preliminary prospectus supplement with respect to the offer and sale of the Shares, which was filed with the Commission on May [●], 2018 pursuant to Rule 424(b) under the Securities Act (the “Preliminary Prospectus”); and
(iv)    the final Prospectus, consisting of the Base Prospectus, as supplemented by a final prospectus supplement with respect to the offer and sale of the Shares, which was filed with the Commission on May [●], 2018 pursuant to Rule 424(b) under the Securities Act (the “Prospectus”).

Annex B-1

I have also have reviewed such corporate records, certificates and other documents, and such questions of law, as I have deemed necessary or appropriate for the purposes of this opinion. As legal counsel for the Company in connection with the sale of the Shares by the Selling Shareholders, I have also participated in conferences with the Company (acting through its duly authorized officers, including its chief executive and chief financial and accounting officers).
I have assumed that all signatures are genuine, that all documents submitted to me as originals are authentic and that all copies of documents submitted to me conform to the originals. I have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible. I have assumed that (a) each of the parties to the Underwriting Agreement (other than the Company) is duly organized, validly existing and in good standing under the laws of all jurisdictions where it is conducting its businesses or otherwise required to be so qualified, and has full power and authority to execute, deliver and perform its duties under the Underwriting Agreement, (b) the Underwriting Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, each such party (other than the Company), (c) no further consent, approval, authorization, declaration or filing by or with any governmental authority is required for the valid execution and delivery of the Underwriting Agreement by any party other than the Company, and (d) each party other than the Company has acted and will act in good faith and will seek to enforce its rights and remedies under the Underwriting Agreement in a commercially reasonable manner.
With respect to my opinion set forth in paragraphs 1 and 2 below regarding the incorporation and good standing of the Company and the chartering and good standing of TriState Capital Bank, a Pennsylvania state banking corporation and wholly owned consolidated subsidiary of the Company (the “Bank”), I have relied with your permission on the good standing certificates of each such entity delivered to you and have assumed without further investigation that such good standing certificates remain in effect as of the date hereof.
The expressions “to my knowledge” and “known to me” mean my actual knowledge, but not my constructive or imputed knowledge, without any representation or implication that any inquiry has been made with respect to such statement.
Based upon the foregoing, and subject to the qualifications and assumptions set forth herein, I am of the opinion that, insofar as the law of the Commonwealth of Pennsylvania and the federal law of the United States of America are concerned:
1.The Company and each of its Significant Subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization. The Company and each of its Significant Subsidiaries are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Annex B-2

2.The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Bank is validly existing as a Pennsylvania chartered bank under the laws of the Commonwealth.
3.All of the outstanding shares of capital stock or other equity interests of the Company, including the Shares, have been duly and validly authorized and issued, are fully paid and non-assessable.
4.All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for any such lien, encumbrance, equity or claim that would not, individually or in the aggregate, have a Material Adverse Effect.
5.The statements in the Prospectus under the caption “Description of Common Stock” and the description of the Company’s 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, no par value, contained in the Company’s Form 8-A filed on March 20, 2018, insofar as such statements constitute summaries of the laws, regulations, legal matters, agreements or other legal documents referred to therein, are accurate in all material respects and fairly summarize the matters referred to therein.
6.The Company has corporate power and authority to enter into and perform its obligations under the Underwriting Agreement, and the Underwriting Agreement has been duly authorized, executed and delivered by the Company. The execution, delivery and performance by the Company of the Underwriting Agreement will not result in the violation of the Pennsylvania Business Corporation Law. The execution and delivery of the Underwriting Agreement by the Company do not breach the provisions of the Company’s Articles of Incorporation or Bylaws or the organizational documents of any of the Company’s Subsidiaries, and do not breach or conflict with the provisions of, or cause a default under, any agreement or instrument listed on Schedule A attached hereto other than any such violation, breach or default that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
7.No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required under Pennsylvania Business Corporation Law for the execution, delivery and performance by the Company of the Underwriting Agreement, except as have been made or obtained and except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.
8.Except as described in the Registration Statement, the Prospectus and the Pricing Disclosure Package, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to my knowledge, any legal, governmental or regulatory investigation, action, suit or proceedings threatened against the Company or any of its subsidiaries or to which any property of the Company or any of its subsidiaries is the subject, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Annex B-3

9.The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and, to my knowledge, neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.
10.After due inquiry, I do not know of any legal or governmental actions, suits or proceedings pending or, to the best of my knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement. After due inquiry, I do not know of any existing or, to the best of my knowledge, threatened or pending, material labor dispute with the employees of the Company or any of its subsidiaries.
11.The documents incorporated by reference in the Prospectus and the Pricing Disclosure Package (other than the financial statements and related schedules therein, as to which no opinion is expressed), when filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.
12.To my knowledge, the offering or the sale of the Shares contemplated by the Underwriting Agreement does not give rise to any rights that entitle or will entitle any person to acquire from the Company any other shares of capital stock of the Company upon the issuance of the Shares.
13.To the best of my knowledge, neither the Company nor any subsidiary is in violation of its charter, by-laws or other organizational document, as the case may be.
The foregoing opinion is subject to the following qualifications:
(a)    I express no opinion as to:

(i)	waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law;

(ii)	releases or waivers of unmatured claims or rights;

(iii)
indemnification, contribution, or exculpation provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or the extent such provisions are contrary to public policy;

Annex B-4

(iv)	provisions purporting to supersede equitable principles, including provisions requiring amendments and waivers to be in writing and provisions making notices effective even if not actually received;

(v)	provisions purporting to make a party’s determination conclusive; and

(vi)	exclusive jurisdiction or venue provisions.
(b)    I express no opinion as to any state securities or blue sky law, rule or regulation, or as to any federal or state anti-fraud statute, rule or regulation.
(c)    I express no opinion as to any legal requirements or restrictions applicable to any Underwriter or any investor.
(d)    My opinions in paragraphs 6 and 7 above are limited to laws and regulations that in my experience are normally applicable to transactions of the type contemplated by the Underwriting Agreement and do not extend to any environmental laws or regulations.
This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion is rendered as of the date hereof, and I disclaim any obligation to update this opinion to advise you of matters that occur subsequent to the date hereof and that may affect the opinions expressed herein. This opinion may not be relied upon by any person or entity other than you, quoted in whole or in part or otherwise referred to in any report or document, furnished to any other person or entity (other than your legal counsel and employees) or relied upon for any purpose other than in connection with consummating the transactions described herein without my prior written approval.

Very truly yours,

Karla Villatoro de Friedman

Annex B-5

Schedule A

1.	TriState Capital Holdings, Inc. asset purchase agreement to acquire Chartwell Investment Partners, L.P. dated January 3, 2014

2.	TriState Capital Holdings, Inc. asset purchase agreement to acquire The Killen Group, Inc. dated December 16, 2015

3.	Amended and Restated Articles of Incorporation

4.	Bylaws, as amended

5.	Specimen common stock certificate

6.	Articles of Amendment of 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, filed March 16, 2018

7.
Deposit Agreement, dated March 20, 2018, among TriState Capital Holdings, Inc., Computershare Inc. and Computershare Trust Company, N.A., and the holders from time to time of the depositary receipts described therein

8.	TriState Capital Holdings, Inc. 2006 Stock Option Plan (“2006 Stock Option Plan”)

9.	Form of Nonqualified Stock Option Award Agreement under 2006 Stock Option Plan

10.	Restricted Stock Award Agreement dated January 24, 2011, between TriState Capital Holdings, Inc. and James F. Getz

11.	Agreement of Lease dated August 29, 2006 between Oxford Development Company/Grant Street, Landlord, and TriState Capital Holdings, Inc., Tenant, and amendment thereto dated September 13, 2010

12.	Preferred Stock Purchase Agreement dated April 24, 2012, by and among TriState Capital Holdings, Inc., LM III TriState Holdings LLC and LM III-A TriState Holdings LLC

13.	Amendment No. 1 to the Preferred Stock Purchase Agreement dated August 10, 2012 by and among TriState Capital Holdings, Inc., LM III TriState Holdings LLC and LM III-A TriState Holdings LLC

14.
Agreement Regarding Perpetual Convertible Preferred Stock, Series C dated as of March 8, 2013, by and among TriState Capital Holdings, Inc., LM III TriState Holdings LLC and LM III-A TriState Holdings LLC

Sch. A-1

15.	Registration Rights Agreement dated August 10, 2012, by and among TriState Capital Holdings, Inc., LM III TriState Holdings LLC and LM III-A TriState Holdings LLC

16.	TriState Capital Bank Supplemental Executive Retirement Agreement dated February 28, 2013, by and among TriState Capital Holdings, Inc., TriState Capital Bank and James F. Getz

17.	TriState Capital Holdings, Inc. 2014 Omnibus Incentive Plan

18.	TriState Capital Holdings, Inc. Short-Term Incentive Plan

Sch. A-2

Annex C
Form of Opinion and 10b-5 Statement of Covington & Burling LLP

May [●], 2018

[●]
as Representative of the several Underwriters

c/o [●]
[●]

Ladies and Gentlemen:
We have acted as special counsel to TriState Capital Holdings, Inc., a Pennsylvania corporation (the “Company”), in connection with the sale by LM III TriState Holdings LLC and LM III-A TriState Holdings LLC (the “Selling Stockholders”) on the date hereof of [●] shares (the “Shares”) of common stock, no par value, of the Company (the “Common Stock”) pursuant to the Underwriting Agreement, dated May [●], 2018 (the “Underwriting Agreement”), by and among the Company, the Selling Shareholders and [●], individually and acting as representative of each of the other underwriters named in Schedule A thereto (collectively, the “Underwriters”). This letter is delivered to you pursuant to Section 8(g)(ii) of the Underwriting Agreement.

Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Underwriting Agreement.
We have reviewed:
(i)    the Underwriting Agreement;
(ii)    a specimen stock certificate for the Common Stock;
(iii)    the Company’s Registration Statement on Form S-3 (File No. 333-222074) with respect to the Shares (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on December 15, 2017 (the “Registration Statement”), registering, inter alia, the Shares for sale under the Securities Act of 1933, as amended (the “Securities Act”);
(iv)    notice of the Registration Statement’s effectiveness, dated December 21, 2017, posted on the website of the Commission at www.sec.gov (the “Notice of Effectiveness”);

Annex C-1

(v)    the preliminary prospectus, consisting of the prospectus, dated December 21, 2017 (the “Base Prospectus”), as supplemented by a preliminary prospectus supplement with respect to the offer and sale of the Shares, which was filed with the Commission on May [●], 2018 pursuant to Rule 424(b) under the Securities Act (the “Preliminary Prospectus”); and
(vi)    the final Prospectus, consisting of the Base Prospectus, as supplemented by a final prospectus supplement with respect to the offer and sale of the Shares, which was filed with the Commission on May [●], 2018 pursuant to Rule 424(b) under the Securities Act (the “Prospectus”).
We also have reviewed such corporate records, certificates and other documents, and such questions of law, as we have deemed necessary or appropriate for the purposes of this opinion.
We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals. We have assumed further that (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has all legal right, power and authority necessary to execute, deliver and perform its obligations under the Underwriting Agreement, (ii) the execution, delivery and performance by the Company of its obligations under the Underwriting Agreement have been duly authorized by the Company, (iii) the Shares have been duly and validly issued by the Company, (iv) the Underwriting Agreement has been duly executed and delivered by the Company and (v) the execution and delivery of the Underwriting Agreement by the Company does not violate or contravene any judgment, order, decree or permit issued by any court, arbitrator or governmental or regulatory authority or conflict with or result in the breach of, or constitute a default under, any material agreement or instrument binding on or affecting the Company or any subsidiary thereof or any of their respective properties or assets. We have assumed further that the certificates evidencing the shares of Common Stock conform to the specimen thereof examined by us and have been duly countersigned by the transfer agent for the Common Stock and duly registered by the registrar of the Common Stock.
We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible and on information regarding the Company contained in the Registration Statement and the Prospectus.
As used in this opinion, all references to the “Registration Statement,” the “Preliminary Prospectus” and the “Prospectus” include all material incorporated or deemed to be incorporated by reference therein, to the extent not modified or superseded by statements and other information in the Registration Statement, the Preliminary Prospectus or the Prospectus or in later-filed material so incorporated. References to the “Registration Statement” also include the information deemed, pursuant to Rule 430B under the Act, to be part of and included in the Registration Statement at the time the Registration Statement is deemed, pursuant to such Rule, to have become effective for purposes of liability of the Underwriters under Section 11 of the Act.

Annex C-2

As used in this opinion, “Pricing Disclosure Package” refers to the pricing information listed on Annex A to the Underwriting Agreement, together with the Preliminary Prospectus and each “free-writing prospectus” listed on annex A to the Underwriting Agreement.
Our opinion in paragraph 3 below as to the effectiveness of the Registration Statement is based solely on our review of the Notice of Effectiveness. Our statement in paragraph 3 below as to stop orders and related proceedings is based solely on a review of the list of stop orders on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml at [●] a.m. (New York City time) on the date hereof.
The expressions “to our knowledge” and “known to us” in paragraph 1 of this letter mean the actual knowledge, but not constructive or imputed knowledge, of the attorneys in our firm who have rendered legal services on behalf of our firm for the Company, without any representation or implication that any inquiry has been made with respect to such statements (other than the review of the Notice of Effectiveness and the website list of stop orders referred to above).
With respect to all matters of the law of the Commonwealth of Pennsylvania, we understand that you are relying upon the opinion, dated the date hereof, of Karla Villatoro de Friedman, counsel for the Company, delivered to you pursuant to Section 8(f)(i) of the Underwriting Agreement, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion.
Based upon the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that, insofar as the law of the State of New York and the federal law of the United States of America are concerned:
1.The execution and delivery of the Underwriting Agreement by the Company does not violate or conflict with any New York or federal statute, law, rule or regulation or any judgment or decree known to us to which the Company or any of its property or assets is subject other than any such violation that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
2.No consent, approval, authorization or other action by or filing with any governmental agency or instrumentality of the United States of America is required on the part of the Company for the execution and delivery of the Underwriting Agreement except those required under federal and state securities laws.
3.The Registration Statement is effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission. The Preliminary Prospectus and the Prospectus have each been filed in the manner and within the time period required by Rule 424(b) under the Securities Act.
4.Except as to the financial statements, including the notes thereto, the financial schedules and other financial and statistical data that are included in the Registration Statement or the Prospectus, as to which we express no opinion, each of the Registration Statement, as of the date of its effectiveness, the Preliminary Prospectus, as of its date, and the Prospectus, as of

Annex C-3

its date, complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder.
5.The statements in the Prospectus under the caption “Certain United States Federal Income Tax Considerations,” insofar as such statements constitute summaries of the laws, regulations, legal matters, agreements or other legal documents referred to therein, are accurate in all material respects and fairly summarize the matters referred to therein.
6.The statements in the Prospectus incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 under the caption “Business—Supervision and Regulation,” insofar as such statements constitute summaries of the laws, regulations, legal matters, agreements or other legal documents referred to therein, are accurate in all material respects and fairly summarize the matters referred to therein.
7.The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
The foregoing opinion is subject to the following qualifications:
(a)    We express no opinion as to:

(i)	waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law;

(ii)	releases or waivers of unmatured claims or rights;

(iii)
indemnification, contribution, or exculpation provisions, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or the extent such provisions are contrary to public policy;

(iv)	provisions purporting to supersede equitable principles, including provisions requiring amendments and waivers to be in writing and provisions making notices effective even if not actually received;

(v)	provisions purporting to make a party’s determination conclusive; and

(vi)	exclusive jurisdiction or venue provisions.
(b)    We express no opinion as to any state securities or blue sky law, rule, or regulation or as to any federal or state anti-fraud statute, rule or regulation. To the extent we are passing upon the compliance of the Underwriting Agreement and the transactions contemplated thereby with the federal securities laws, we have necessarily assumed the accuracy, completeness and fairness of the statements made or included in the Registration Statement, the General Disclosure Package and the Prospectus.

Annex C-4

(c)    Except as set forth in paragraph 5 above, we express no opinion as to any tax laws or the Employee Retirement Income Security Act of 1974 or any comparable state law.
(d)    We express no opinion as to any legal requirements or restrictions applicable to any Underwriter or any investor.
(e)    Our opinions in paragraphs 1 and 2 above are limited to laws and regulations that in our experience are normally applicable to transactions of the type contemplated by the Underwriting Agreement and do not extend to laws or regulations relating to, or to licenses, permits, approvals and filings necessary for, the conduct of the Company’s business including, without limitation, the Bank Holding Company Act of 1956, as amended, and implementing regulations, or to any environmental laws or regulations.
In addition, as special counsel to the Company, we reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and participated in discussions with your representatives and those of the Company, your counsel and the Company’s accountants. On the basis of the information which was reviewed by us in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law and the experience we have gained through our practice under the federal securities laws, we confirm to you that nothing which came to our attention in the course of such review has caused us to believe that (a) the Registration Statement, insofar as it relates to the offering of the Shares, at the time the Registration Statement is deemed, pursuant to Rule 430B under the Act, to have become effective for purposes of liability of the Underwriters under Section 11 of the Act, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Pricing Disclosure Package, as of [●] [a][p].m. on May [●], 2018, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (c) the Prospectus, as of its date contained, or as of the date hereof contains, an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except as specified in paragraphs 5 and 6 above. Also, we do not express any opinion or belief as to the financial statements, including the notes thereto, the financial schedules and the other financial and statistical data included or deemed incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus.
We are members of the bar of the District of Columbia and the State of New York. We do not express any opinion herein on any laws other than the law of the State of New York and the federal law of the United States of America.
This letter is given to you in your capacity as representative of the Underwriters and is solely for your benefit. It may not be disclosed to or relied upon by any other person or in any other capacity without our written consent.

Annex C-5

Very truly yours,

Annex C-6

300 North LaSalle Street Chicago, Illinois 60654
(312) 862-2000 www.kirkland.com	Facsimile: (312) 862-2200

Annex D
Form of Opinion of Kirkland & Ellis LLP

May [●], 2018
[●]

Re:	Selling Stockholders of TriState Capital Holdings, Inc.
Ladies and Gentlemen:
We are issuing this letter on behalf of the selling stockholders listed on Exhibit A hereto (collectively, the “Selling Stockholders”), in response to the requirement in Section 8(h) of the Underwriting Agreement, dated May [●], 2018 (the “Underwriting Agreement”), among Tristate Capital Holdings, Inc., a Delaware corporation (the “Company”), the persons listed on Schedule II thereto and the underwriter named in Schedule I thereto ( “you” or the “Underwriter”), relating to the sale by the Selling Stockholders to you of an aggregate [●] shares of the Company’s common stock, no par value per share (the “Shares”).
In connection with the preparation of this letter, we have, among other things, read:

(a)
the Registration Statement on Form S-3 (Registration No. 333-222074) initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 15, 2017 and as subsequently amended, for the purpose of registering the offering of the Shares by the Selling Stockholders under the Securities Act of 1933, as amended (the “Securities Act”), and as constituted at the time it became effective in accordance with Rule 430A promulgated under the Securities Act (the “Registration Statement”);

(b)	the Company’s base prospectus, dated December 21, 2017, as supplemented by the prospectus supplement, dated May [●], 2018, relating to the offering and sale of the Shares (the “Prospectus”);

(c)	an executed copy of the Underwriting Agreement;

(d)	copies of all certificates and other documents delivered today at the closing of the purchase and sale of the Shares to be sold by the Selling Stockholders pursuant to the Underwriting Agreement; and

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[●] May [●], 2018 Page 5

(e)	such other documents, records and other instruments as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.
Subject to the assumptions, qualifications and limitations which are identified in this letter, we advise you that:

1.	The Underwriting Agreement has been duly authorized by each of the Selling Stockholders.

2.	The Underwriting Agreement has been duly executed and delivered by or on behalf of each of the Selling Stockholders.

3.
The execution and delivery of the Underwriting Agreement by each Selling Stockholder, and the sale by each Selling Stockholder of the Shares to be sold by such Selling Stockholder in accordance with the provisions of the Underwriting Agreement, do not and will not (i) violate or conflict with any of the terms or provisions of the certificate of formation and/or other organizational document of such Selling Stockholder, (ii) result in any breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, any agreement listed on the Specified Contracts Schedule (the “Specified Contracts”), it being expressly understood that in each case we express no opinion as to compliance with any financial covenant or test or cross-default provision in any Specified Contract, (iii) violate or conflict with any judgment, decree or order identified to us by such Selling Stockholder (we note that none were identified) of any court or any judicial, regulatory or other legal or governmental agency or body having jurisdiction over such Selling Stockholder, or (iv) violate any Specified Law, except in each of the cases of clauses (i) and (ii), for any such violation, conflict, breach or default which has been waived by the party or parties with power to waive such violation, conflict, breach or default, and except in each of the cases of clauses (ii), (iii) and (iv), for any such violation, conflict, breach or default which, individually or in the aggregate, would not materially adversely affect such Selling Stockholder’s ability to perform its obligations under the Underwriting Agreement.

4.
To our knowledge, no consent, approval, authorization, or order of, or qualification with, any governmental body or agency is required to be obtained by any Selling Stockholder under any Specified Law with respect to the sale of the Shares by such Selling Stockholder and the performance by such Selling Stockholder of its obligations under the Underwriting Agreement.

5.
Upon payment for the Shares to be sold by the Selling Stockholders to the Underwriter pursuant to the Underwriting Agreement, delivery of such Shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or

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such other nominee and the crediting of such Shares on the records of DTC to securities accounts of the Underwriter: (A) under Section 8‑501 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”), the Underwriter will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Shares; and (B) assuming the Underwriter has so acquired such security entitlement without notice of any adverse claim (within the meaning of Sections 8‑102(a)(1) and 8-105 of the UCC) to such Shares, no action based on any adverse claim (within the meaning of Sections 8-102(a)(1) and 8‑105 of the UCC) to such Shares may be asserted against the Underwriter. For purposes of our opinion in this paragraph 5, we have assumed that when such payment, delivery, registration and crediting occur, (x) the Shares being sold by the Selling Stockholders will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, by-laws and applicable law, (y) DTC will be a “clearing corporation” and thus a “securities intermediary” within the meaning of Section 8‑102 of the UCC and its jurisdiction for purposes of Article 8 of the UCC will be the State of the New York and (z) appropriate entries to the securities account or accounts in the name of the Underwriter on the records of DTC will have been made pursuant to the UCC.
* * * * *
Except for the activities described in this letter, we have not undertaken any investigation to determine the facts upon which the advice in this letter is based.
We have not undertaken any investigation or search of court records for purposes of this letter. We have assumed for purposes of this letter that: each document we have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; the parties to the Underwriting Agreement, other than the Selling Stockholders, had the power, corporate or other, to enter into and perform all obligations thereunder; each such document was duly authorized by all requisite corporate action of parties, other than the Selling Stockholders, and such documents were duly executed and delivered by each party thereto, other than the Selling Stockholders; and you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the advice provided in this letter.
In preparing this letter, we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Underwriting Agreement and other documents specifically identified at the beginning of this letter as having been read by us; (iii) factual information provided to us by the Selling Stockholders or their representatives; and (iv) factual

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information we have obtained from such other sources as we have deemed reasonable. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.
Whenever this letter provides advice about (or based upon) our knowledge of any particular information, such advice is based entirely on the actual knowledge at the time this letter is delivered on the date it bears by the lawyers with Kirkland & Ellis LLP who have spent substantial time representing the Selling Stockholders in connection with the sale of the Shares effected pursuant to the Prospectus.
Our advice on any legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the Delaware Limited Liability Company Act, or the federal laws of the United States (collectively, the “Specified Laws”), without our having made any investigation as to the applicability of any specific law unless such advice expressly references a specific law, except that the opinions expressed in paragraph 5 of this letter are limited to the effect of Article 8 of the UCC. Our advice in this letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. None of the opinions or other advice contained in this letter considers or covers, and the term “Specified Law” does not include: (i) any disclosure requirement or any antifraud laws, rules or regulations or prohibition against misrepresentation, (ii) the federal securities, laws, rules and regulations and any state securities (or “blue sky”) laws, rules or regulations, (iii) laws, rules or regulations with respect to any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial information derived therefrom set forth in (or omitted from) the Registration Statement, the Prospectus, (iv) any laws, rules or regulations of the Financial Industry Regulatory Authority, Inc.; and (v) any laws, statutes, governmental rules or regulations or decisions which in our experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the type covered by the Underwriting Agreement, including any specific to the industry in which you, the Company or any Selling Stockholder is engaged. We express no opinion as to what law might be applied by any courts to resolve any issue addressed by our opinion and we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually be applied to resolve issues which may arise. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute that may arise in the future.

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This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason.
This letter is being provided to you pursuant to the provision in the Underwriting Agreement cited in the initial paragraph of this letter and may not be relied upon by you for any other purpose. Without our written consent: (i) no person (including any person that acquires securities from you) other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Sincerely,
Kirkland & Ellis LLP

Annex D-5

EXHIBIT A
Selling Stockholders
LM III TriState Holdings LLC, a Delaware limited liability company
LM III-A TriState Holdings LLC, a Delaware limited liability company

Exh. A-1

Specified Contracts Schedule

1.	Registration Rights Agreement, dated as of August 10, 2012 by and among TriState Capital Holdings, Inc., LM III TriState Holdings LLC and LM III-A TriState Holdings LLC.

Exh. A-2

Annex A    -1
FORM OF LOCK-UP AGREEMENT
May [●], 2018
[--]
As Representative of the
several Underwriters listed
in Schedule 1 to the Underwriting Agreement

c/o [--]

Re:    TRISTATE CAPITAL HOLDINGS, INC. --- Public Offering
Ladies and Gentlemen:
The undersigned understands that you, as Representative of the several Underwriters, proposes to enter into an underwriting agreement (the “Underwriting Agreement”) with TriState Capital Holdings, Inc., a Pennsylvania corporation (the “Company”) and the Selling Shareholders named in Schedule 2 to the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of shares (the “Shares”) of common stock, no par value, of the Company (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement. To the extent there are no additional underwriters listed on Schedule 1, all references to the “Representative” and the “Underwriters” as used herein shall refer only to [__] and the term “Underwriters” shall mean either the singular or the plural as the context requires.
In consideration of the Underwriters’ agreement to purchase the Shares from the Selling Shareholders and make the Public Offering of the Shares, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending 45 days from the date of the Underwriting Agreement (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) is to be settled by

Annex E-1-1

delivery of Common Stock or other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (A) the Shares to be sold by the undersigned pursuant to the Underwriting Agreement, (B) transfers of shares of Common Stock as a bona fide gift or gifts, (C) by will or intestacy, and (D) distributions of shares of Common Stock to members or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (B) through (D), each donee or distributee shall execute and deliver to the Representative a lock-up letter in the form of this paragraph for the balance of the Restricted Period; and provided, further, that in the case of any transfer or distribution pursuant to clause (B) through (D), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above).
Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer shares of Common Stock without the prior written consent of the Representative, provided that (1) the Representative receives a signed lock-up agreement for the balance of the Restricted Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)
to any corporation, trust, family limited partnership or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(ii)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.
Furthermore, the undersigned may sell or otherwise dispose of shares of Common Stock during the Restricted Period:

(i)
that are purchased by the undersigned on the open market following the Public Offering, provided that (A) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission or otherwise and (B) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales;

(ii)
that are pledged in a bona fide transaction to third parties as collateral to secure obligations pursuant to lending or other arrangements between such third parties (or their affiliates or designees) and the undersigned and/or its affiliates or any similar arrangement relating to a financing arrangement

Annex E-1-2

for the benefit of the undersigned and/or its affiliates, provided that any such pledgee or other party shall, upon foreclosure on the pledged securities, execute and deliver to the Representative a lock-up letter for the balance of the Restricted Period; and

(iii)
sufficient to satisfy the tax obligations incurred in connection with an award, or to satisfy the exercise price of stock options by the undersigned upon the exercise or vesting of equity awards outstanding or hereinafter granted, under the Company’s 2006 Stock Option Plan or 2014 Omnibus Incentive Plan.

Notwithstanding the foregoing, nothing in this Letter Agreement shall restrict (1) the sale of any shares of Common Stock to the Underwriters pursuant to the Underwriting Agreement; (2) the exchange of Company securities in connection with a split, reclassification or recombination of the Company’s shares; or (3) the undersigned, at any time, from entering into a written plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, relating to the sale of securities of the Company, if then permitted by the Company, provided, that the securities subject to such plan may not be sold or otherwise transferred in a manner prohibited by this Letter Agreement until the Restricted Period has expired, and provided, further, that the undersigned (A) is not required to report such plan in any public report or filing with the Securities and Exchange Commission or otherwise and (B) does not make or permit to be made any public filing or report or other public notice regarding the existence of such plan prior to the expiration of the Restricted Period.
In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
The undersigned understands that, if the Underwriting Agreement does not become effective by [--], 2018, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.
The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.
This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Annex E-1-3

Very truly yours

Annex E-1-4

Annex E-2
FORM OF LOCK-UP AGREEMENT
May [●], 2018
[--]

Re:    TRISTATE CAPITAL HOLDINGS, INC. --- Public Offering
Ladies and Gentlemen:
The undersigned understands that you, as Representative of the several Underwriters, proposes to enter into an underwriting agreement (the “Underwriting Agreement”) with TriState Capital Holdings, Inc., a Pennsylvania corporation (the “Company”) and the Selling Stockholders listed on Schedule 2 to the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of common stock of the Company (the “Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement. To the extent there are no additional underwriters listed on Schedule 1, all references to the “Representative” and the “Underwriters” as used herein shall refer only to [__] and the term “Underwriters” shall mean either the singular or the plural as the context requires.
In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriters, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending 45 days after the date of the prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, no par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible

Annex E-2-1

into or exercisable or exchangeable for Common Stock, in each case other than (A) the Shares to be sold by the undersigned pursuant to the Underwriting Agreement, (B) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (C) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts, (D) if the undersigned is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity (i) transfers to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control with the undersigned or (ii) distributions of shares of Common Stock or any security convertible into or exercisable for Common Stock to partners, limited liability company members or stockholders of the undersigned, (E) transfers in connection with the “net” or “cashless” exercise or settlement of stock options, restricted stock units or other equity awards pursuant to an employee benefit plan disclosed in the final prospectus used for the Public Offering (and any transfer necessary to generate such amount of cash needed for the payment of taxes, including estimated taxes, due as a result of such settlement or exercise whether by means of a “net settlement” or otherwise), (F) the establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) no public announcement or filing under the Exchange Act will be made unless legally required of or on behalf of the undersigned or the Company regarding the establishment or amendment of such plan, in which case such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period and (G) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock following the date of the Prospectus pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction involving a change of control of the Company approved by the Company’s board of directors, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this agreement; provided that in the case of any transfer or distribution pursuant to clause (C), (D), (E) or (G), each donee or distributee shall execute and deliver to the Underwriters a lock-up letter in the form of this Letter Agreement; and provided, further, that in the case of any transfer or distribution pursuant to clauses (B), (C), (D) or (G), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above).
In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be

Annex E-2-2

conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
The undersigned understands that, if the Underwriting Agreement does not become effective by May [--], 2018, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The terms of this Letter Agreement shall not be amended without the prior written consent of the undersigned.
Notwithstanding anything herein to the contrary, affiliates of the undersigned that have not separately signed a Letter Agreement may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their affiliates’ business, other than with respect to the undersigned’s Shares. For the avoidance of doubt, it is acknowledged and agreed that (i) any entity (other than the undersigned) in which any of the undersigned’s affiliated investment funds may now or in the future have an investment and (ii) any entity (other than the undersigned) on whose board of directors one or more of the undersigned’s officers may now or in the future serve, shall not be deemed subject to, or bound by, this Letter Agreement, in part or in its entirety; provided, however, that this sentence will not apply to any hedging of or other transaction in the undersigned’s Shares or shares held by transferees of the undersigned’s Shares that receive any such shares pursuant to any exception set forth in the second paragraph of this letter.
The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.
This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.
Very truly yours,

By:	Name: Title:

Annex E-2-3